SETTLEMENT AND LICENSE AGREEMENT

This SETTLEMENT AND LICENSE AGREEMENT (this “Agreement”) is made and entered into as of July 2, 2015 (the “Effective Date”) by and between Plaintiff Enzo Life Sciences, Inc., a corporation organized and existing under the laws of the State of New York, having offices at 10 Executive Boulevard, Farmingdale, NY 11735 (“Enzo”), and Intervenor-Defendant Luminex Corporation, a corporation organized and existing under the laws of the State of Delaware, having offices at 12212 Technology Blvd., Austin, TX 78727 (“Luminex”). Enzo and Luminex are individually referred to herein as a “Party,” and collectively as the “Parties.”

WITNESSETH

WHEREAS, Enzo has alleged that Luminex infringes U.S. Patents Nos. 6,992,180 (“the ‘180 patent”); 7,064,197 (“the ‘197 patent”); and 8,097,405 (“the ‘405 patent”) (collectively “the Patents-in-Suit”) in an action styled Enzo Life Sciences, Inc. v. Abbott Laboratories et al., No. 1:12-cv-00274, pending in the United States District Court for the District of Delaware (the “Litigation”); and

WHEREAS, Luminex denies all liability in the Litigation; and

WHEREAS, Luminex has alleged that it does not infringe the Patents-in-Suit, and further, that the Patents-in-Suit are invalid and unenforceable; and

WHEREAS, Enzo disputes Luminex’s allegations of invalidity, unenforceability, and non-infringement; and

WHEREAS, the Parties now desire to settle the Litigation and to provide and receive certain releases, licenses and covenants not to sue, all on the terms and conditions set forth herein; and

WHEREAS, this Agreement reflects a settlement and compromise between the Parties under Federal Rule of Evidence 408 with respect to Enzo’s claims and defenses and Luminex’s counterclaims and defenses in the Litigation, including without limitation on the disputed issues of patent validity, enforceability, and infringement;

NOW, THEREFORE, in consideration of the above promises and mutual covenants hereinafter contained, the Parties agree as follows:

SECTION 1: DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Accused Luminex Products” means all past and current products that, as of the Effective Date, have been and/or are made, used, imported, sold, and/or offered for sale by Luminex or its Affiliates and that have been accused of infringement in the Litigation, and any current and future products made, used, imported, sold, and/or offered for sale by Luminex or its Affiliates that are comparable thereto, insofar as they operate in substantially the same manner with respect to the inventions claimed in the Licensed Enzo Patents and/or Enzo’s Infringement Contentions and Infringement Charts to Luminex in the Litigation. For the avoidance of doubt under this Agreement, “Accused Luminex Products” includes past and current Luminex products implementing one or more of Luminex’s MicroPlex Microspheres, MagPlex Microspheres, xTAG technology, xMAP technology, FlexScript LDA technology, and MultiCode technology, including but not limited to all the Luminex products named in Enzo’s Infringement Contentions and Infringement Charts to Luminex in the Litigation, including the MicroPlex Microspheres, MagPlex Microspheres, xTAG technology, xMAP technology, FlexScript LDA technology, and MultiCode technology products named therein, and natural evolutions or extensions thereof, such as Luminex’s current NxTAG and ARIES assays.

“Affiliate” means, with respect to a Party, any Person that, as of the Effective Date, is directly or indirectly controlling, controlled by, or under common control with, such Party. For purposes of this Agreement, “control” means the ability to control the direction of the management and operations of the subject Person, whether through ownership, contract or otherwise. Control will be presumed where a Party has ownership of 50% or more of the outstanding voting shares of the Person. Notwithstanding anything to the contrary herein, the following Persons are not, and cannot be considered, Affiliates of Luminex for the purposes of this Agreement so long as any patent infringement litigation or royalty obligation concerning the Licensed Enzo Patents remains pending between Enzo and that Person (or any Affiliate of that Person): Abbott Laboratories; Abbott Molecular, Inc.; Affymetrix, Inc.; Agilent Technologies, Inc.; Becton, Dickinson and Company; Becton, Dickinson Diagnostics, Inc.; Geneohm Sciences, Inc. (now part of Becton Dickinson); Gen-Probe, Inc. (now part of Hologic, Inc.); Hologic, Inc.; Illumina, Inc.; Life Technologies Corporation (now part of Thermo Fisher Scientific, Inc.); Roche Molecular Systems, Inc. (part of Hoffmann-La Roche AG); Roche Diagnostics Corporation (part of Hoffmann-La Roche AG); Roche Diagnostics Operations Inc. (part of Hoffmann-La Roche AG); Roche Nimblegen, Inc. (part of Hoffmann-La Roche AG); and Siemens Healthcare Diagnostics, Inc.; or their respective Affiliates.

“Licensed Enzo Patents” means (i) U.S. Patents Nos. 6,992,180; 7,064,197; and 8,097,405; (ii) any patents and patent applications claiming priority to or through, or sharing a common priority claim with, any of the foregoing; and (iii) any foreign counterparts, re-issues, re-examinations, renewals, substitutes, claim amendments made in post-grant proceedings including IPR and PGR proceedings, extensions, continuations, continuations-in-part, continuing prosecution applications, divisionals, and national phase filings of any patents and patent applications covered in subparts (i) and (ii).

“Covered Third Party Accused Products” means (i) Accused Luminex Products sold by a third party distributor as is on a standalone basis and with no substantive modification thereto; (ii) Third Party products and services that include as an element thereof any of Luminex’s current microsphere products to which nucleic acids are or may be attached or a natural evolution thereof, Luminex’s MultiCode isobase chemistry, or assays performed using Luminex’s ARIES DNA/RNA extraction cassettes on Luminex’s ARIES instruments (as reflected in, for example, Luminex’s ARIES HSV 1&2 technology) or natural evolutions thereof; and (iii) any products named in Enzo’s Infringement Contentions and Infringement Charts to Abbott Laboratories and

Abbott Molecular Inc. (collectively “Abbott”) that are accused of infringing the ‘197 patent in the Litigation (“Covered Abbott Accused Products”). For the avoidance of doubt, Covered Third Party Accused Products do not include Roche’s Elecsys® assays.

“Enzo Patents” means (i) all patents and patent applications owned, controlled, or filed by or assigned to Enzo or its Affiliates as of the Effective Date; (ii) any patents and patent applications claiming priority to or through, or sharing a common priority claim with any of the foregoing; and (iii) any foreign counterparts, re-issues, re-examinations, renewals, substitutes, claim amendments made in post-grant proceedings including IPR and PGR proceedings, extensions, continuations, continuations-in-part, continuing prosecution applications, divisionals, and national phase filings of any patents and patent applications covered in subparts (i) and (ii).

“Effective Date” means July 2, 2015.

“Licensed Luminex Products” means the Accused Luminex Products and any past, current and future products and services, product lines, devices, instruments, systems, assays, components, kits, hardware, software, or any combination of the foregoing which are made, used, imported, exported, distributed, sold, offered for sale, developed and/or advertised by Luminex or its Affiliates.

“Person” means an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal entity.

“Third Party” means any Person or entity other than the Parties to this Agreement and their Affiliates.

SECTION 2: LICENSE, RELEASES
AND COVENANTS

2.1 License. Subject to the terms and conditions hereof, including Luminex’s timely payment of the Payment under Section 3.1, Enzo hereby grants to Luminex and its Affiliates a fully paid-up, non-exclusive, non-transferable (except as set forth in Section 5), worldwide license under the Licensed Enzo Patents to make, have made, use, import, export, distribute, sell, offer for sale, and practice all processes and methods in connection with, the Licensed Luminex Products.

Luminex shall not have the right to sublicense or otherwise grant, in whole or in part, licenses under the Licensed Enzo Patents. The license granted herein shall not extend to cover any products of a Third Party that acquires or is acquired by Luminex or its Affiliates (whether by merger, consolidation, share acquisition, acquisition of assets or otherwise), including without limitation for products made, have made, used, imported, exported, distributed, sold, offered for sale, developed, advertised, and practiced by such Third Party before the date of such acquisition. The license granted herein shall not include any rights to the Licensed Enzo Patents other than those expressly provided by this section. No license or immunity is granted under this Agreement by Enzo, either directly or by implication, estoppel, or otherwise, to any Person acquiring Licensed Luminex Products for the modification or combination by such Person of Licensed Luminex Products with other items other than in an ordinary manner in the ordinary course of use of Licensed Luminex Products, or as specified in any of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 5.1 and 5.2, or as otherwise permitted by the law of patent exhaustion.

2.2 Enzo Release of Luminex. Subject to the terms and conditions hereof, including Luminex’s timely payment of the Payment under Section 3.1, Enzo, on behalf of itself and its Affiliates, releases, acquits and absolutely and forever discharges Luminex and its Affiliates, officers, directors, managers, and employees (“Luminex Released Persons”), from any claim, counterclaim, demand, allegation, damage, loss, debt, liability, account, reckoning, indemnity, obligation, cost, expense, lien, attorneys’ fee, any other action or cause of action of any kind or nature, whether now known or unknown, suspected or unsuspected, matured or unmatured, asserted or unasserted, in law or equity, for (i) infringement of the Licensed Enzo Patents by or on behalf of Luminex to the extent occurring before the Effective Date; (ii) the claims and counterclaims asserted in, and the conduct of, the Litigation; and (iii) the conduct of settlement negotiations (except for representations or obligations expressly included in this Agreement). Enzo also provides a limited release to customers, distributors, or users of any Licensed Luminex Product for any claim, based on conduct occurring before the Effective Date, of infringement of Licensed Enzo Patents by Licensed Luminex Products and Covered Third Party Accused Products, but only to the extent that Luminex’s own conduct with respect to any such customer, distributor, or user infringement would give rise to a colorable claim against Luminex for direct or indirect infringement under 35 U.S.C. §§ 271(a), (b) and/or (c) (and/or a claim based on the same types of indirect infringement theories asserted against Luminex in the Litigation) but for the licenses, releases, and covenants granted to Luminex herein. For the avoidance of doubt, to the extent any customers, distributors, or users of any Licensed Luminex Product infringe any Licensed Enzo Patents for any reason that would not also give rise to a colorable claim against Luminex for direct or indirect infringement under 35 U.S.C. §§ 271(a), (b) and/or (c) (and/or a claim based on the same types of indirect infringement theories asserted against Luminex in the Litigation) but for the licenses, releases, and covenants granted to Luminex herein, such infringement is not released hereunder.

The scope of this release is fixed as of the Effective Date. Except as expressly set forth herein, this release shall not apply to any Person, including without limitation any Third Party, or any business, assets, or products thereof, acquired by Luminex or its Affiliates (whether by merger, consolidation, share acquisition, or acquisition of all or substantially all assets or otherwise) after the Effective Date, other than Luminex Released Persons.

2.3 Enzo Covenant Not to Sue Luminex. Subject to the terms and conditions hereof, including Luminex’s timely payment of the Payment under Section 3.1, Enzo, on behalf of itself and its Affiliates, covenants during the term of this Agreement not to sue (i) Luminex or its Affiliates for infringement of the Licensed Enzo Patents; (ii) Luminex or its Affiliates for infringement of Enzo Patents by the Accused Luminex Products; and (iii) Luminex or its Affiliates for infringement of Enzo Patents by Covered Third Party Accused Products, but only to the extent that Luminex’s own conduct with respect to any such Covered Third Party Accused Products would give rise to a colorable claim against Luminex for direct or indirect infringement under 35 U.S.C. §§ 271(a), (b) and/or (c) (and/or a claim based on the same types of indirect infringement theories asserted against Luminex in the Litigation) but for the licenses, releases, and covenants granted to Luminex herein. Notwithstanding the foregoing, if Luminex, its Affiliates, or any permitted successors, assigns, or other Person who permissibly assumes Luminex’s rights and obligations under this Agreement sues Enzo or its Affiliates for patent infringement, then only with respect to subsections (ii) and (iii), the foregoing covenant not to sue Luminex or its Affiliates for infringement of Enzo Patents by the Accused Luminex Products or Covered Third Party Accused Products, shall immediately terminate, be deemed null and void ab initio, and be of no force and effect. Any such termination of the Covenant Not to Sue Luminex shall not apply to products and patents covered by the foregoing subsection (i) (the covenant not to sue Luminex or its Affiliates for infringement of the Licensed Enzo Patents). No part of the Covenant Not to Sue Luminex will terminate, however, if such a lawsuit for patent infringement is filed in response to a lawsuit filed by Enzo or any of its Affiliates against Luminex, its Affiliates, or any permitted successors, assigns, or other Person who permissibly assumes Luminex’s rights and obligations under this Agreement. In addition, if such a lawsuit is filed against any successor of Enzo or Affiliate of Enzo without knowledge that such Person is a successor of Enzo or Affiliate of Enzo, then no part of the Covenant Not to Sue Luminex will terminate if the claims against such Person are dismissed within 14 days of receipt of notice that such Person is a successor of Enzo or Affiliate of Enzo.

The scope of this covenant not to sue is fixed as of the Effective Date. The covenant not to sue shall not apply to any Person other than Luminex and its Affiliates, including without limitation any Persons, or any business, assets, or products thereof, acquired by Luminex or its Affiliates (whether by merger, consolidation, share acquisition, or acquisition of all or substantially all assets or otherwise) after the Effective Date.

2.4 Limited Enzo Release Of Abbott Laboratories and Abbott Molecular Inc. Subject to the terms and conditions hereof, including Luminex’s timely payment of the Payment under Section 3.1, Enzo provides a limited release to Abbott Laboratories and Abbott Molecular Inc. (collectively, “Abbott”) for claims, based on conduct occurring before the Effective Date, of infringement of the ‘197 patent by (i) Covered Abbott Accused Products where such infringement is attributable to a Licensed Luminex Product but only to the extent that Luminex’s own conduct with respect to any such products would give rise to a colorable claim against Luminex for direct or indirect infringement under 35 U.S.C. §§ 271(a), (b) and/or (c) (and/or a claim based on the same types of indirect infringement theories asserted against Luminex or Abbott in the Litigation) but for the licenses, releases, and covenants granted to Luminex or the releases and covenants granted to Abbott herein or (ii) any products and services named in Enzo’s Infringement Contentions and Infringement Charts to Abbott for the ‘197 patent; provided further, however, that this release shall apply only insofar as Abbott does not prosecute any claims or counterclaims, or otherwise seek any relief, against Enzo in any forum based on the ‘197 patent. The foregoing “provided further, however” clause shall not apply in the event that Enzo asserts against Abbott any claim for infringement of the ‘197 patent that is not encompassed by clause (i) or (ii) of this Section 2.4. Within three (3) court days after Luminex’s payment of the consideration to Enzo under Section 3 has cleared, Enzo and Abbott shall cause their respective counsel to execute and file the stipulated motion in the form set forth in Exhibit B dismissing with prejudice all of Enzo’s claims and counterclaims for the ‘197 patent against Abbott and dismissing without prejudice all of Abbott’s claims and counterclaims against Enzo for the ‘197 patent in the Litigation.

2.5 Limited Enzo Covenant Not To Sue Abbott Laboratories and Abbott Molecular Inc. Subject to the terms and conditions hereof, including Luminex’s timely payment of the Payment under Section 3.1, Enzo, on behalf of itself and its Affiliates, covenants during the term of this Agreement not to sue Abbott Laboratories and Abbott Molecular Inc. (collectively, “Abbott”) for infringement of the ‘197 patent by (i) Covered Abbott Accused Products where such infringement is attributable to a Licensed Luminex Product but only to the extent that Luminex’s own conduct with respect to any such products would give rise to a colorable claim against Luminex for direct or indirect infringement under 35 U.S.C. §§ 271(a), (b) and/or (c) (and/or a claim based on the same types of indirect infringement theories asserted against Luminex or Abbott in the Litigation) but for the licenses, releases, and covenants granted to Luminex or the releases and covenants granted to Abbott herein, or (ii) any products and services named in Enzo’s Infringement Contentions and Infringement Charts to Abbott for the ‘197 patent; provided further, however, that this covenant shall apply only insofar as Abbott does not prosecute any claims or counterclaims, or otherwise seek any relief, against Enzo in any forum based on the ‘197 patent. The foregoing “provided further, however” clause shall not apply in the event that Enzo asserts against Abbott any claim for infringement of the ‘197 patent that is not encompassed by clause (i) or (ii) of this Section 2.5. This covenant not to sue is non-assignable.

2.6 Limited Enzo Covenant Not To Sue On Covered Third Party Accused Products. Subject to the terms and conditions hereof, including Luminex’s timely payment of the Payment under Section 3.1, Enzo, on behalf of itself and its Affiliates, covenants during the term of this Agreement not to sue Luminex’s distributors, customers and users for (i) infringement of any Licensed Enzo Patent by a Licensed Luminex Product, and (ii) infringement of any Licensed Enzo Patent by a Covered Third Party Accused Product containing Luminex’s current microsphere products to which nucleic acids are or may be attached or a natural evolution thereof, Luminex’s MultiCode isobase chemistry, or assays performed using Luminex’s currently-developed ARIES DNA/RNA extraction cassettes on Luminex’s currently-developed ARIES instruments or natural evolutions thereof, but only to the extent that Luminex’s own conduct with respect to any such Covered Third Party Accused Products would give rise to a colorable claim against Luminex for direct or indirect infringement under 35 U.S.C. §§ 27l(a), (b) and/or (c) (and/or a claim based on the same types of indirect infringement theories asserted against Luminex in the Litigation) but for the licenses, releases, and covenants granted to Luminex herein. For the avoidance of doubt, to the extent any of Luminex’s distributors, partners, customers and users infringe any Licensed Enzo Patents for any reason that would not also give rise to a colorable claim against Luminex for direct or indirect infringement under 35 U.S.C. §§ 27l(a), (b) and/or (c) (and/or a claim based on the same types of indirect infringement theories asserted against Luminex in the Litigation) but for the licenses, releases, and covenants granted to Luminex herein, this covenant does not apply. This covenant not to sue is non- assignable by Luminex or by any of Luminex’s distributors, customers and users who benefit from this covenant not to sue.

2.7 Luminex Release of Enzo. Luminex, on behalf of itself and its Affiliates, releases, acquits and absolutely and forever discharges Enzo and its Affiliates, officers, directors, shareholders, managers, employees, agents, and attorneys from any claim, counterclaim, demand, allegation, damage, loss, debt, liability, account, reckoning, indemnity, obligation, cost, expense, lien, attorneys’ fee, any other action or cause of action of any kind or nature, whether now known or unknown, suspected or unsuspected, matured or unmatured, asserted or unasserted, in law or equity, arising out of or related to: (i) the Licensed Enzo Patents; (ii) the claims, defenses, and counterclaims asserted in, and the conduct of, the Litigation; and (iii) the conduct of settlement negotiations (except for representations or obligations expressly included in this Agreement); provided, however, that Luminex does not release and preserves the right to raise any and all defenses and counterclaims, including, but not limited to, invalidity and unenforceability of the Licensed Enzo Patents, that it could have raised in the Litigation, and to otherwise contest the validity and enforceability of the Licensed Enzo Patents in any forum, if a Licensed Enzo Patent is asserted against Luminex or one of its Affiliates after the Effective Date or otherwise as provided in Section 2.8 of this Agreement.

2.8 Covenant Not to Challenge. After the Effective Date and for so long as Luminex’s license is in force, Luminex further covenants that, except as (1) required by law or (2) in defense of an action for infringing the Licensed Enzo Patents brought against it or its Affiliates, or against its or their agents, representatives, suppliers, vendors, contractors, manufacturers, distributors, licensees, resellers, licensees, users, and customers (direct or indirect) involving any Licensed Luminex Products, it shall not knowingly and voluntarily contest, or assist in the contest, or encourage any other Person to contest, in any forum, including Federal Courts, whether under 28 U.S.C. §§ 2201-2202 or not, the United States Patent and Trademark Office, and/or the International Trade Commission, that the Licensed Enzo Patents are valid and enforceable; provided, however, nothing in this Agreement shall prevent Luminex or its Affiliates from complying with or responding to any court or governmental order or subpoena relating to the Licensed Enzo Patents. Notwithstanding the foregoing, nothing in this Agreement will preclude Luminex and its Affiliates from making any disclosure, providing information or producing documents as required by law, court order or legal process (including, without limitation, litigation related to discovery and/or subpoena), even if made in connection with a proceeding challenging the validity or enforceability of one or more of the Licensed Enzo Patents, and any such disclosure will not be considered a breach of this Agreement. It is understood that Luminex’s and its Affiliates’ providing factual statements regarding Licensed Luminex Products or any Third Party products containing them in response to a validly propounded subpoena will not be considered as assisting in the contest as used above. Luminex reserves the right to raise any and all defenses and counterclaims, including, but not limited to, invalidity and unenforceability of the Licensed Enzo Patents, and to otherwise contest the validity and enforceability of the Licensed Enzo Patents in any forum, that it could have raised in the Litigation, if any of the Licensed Enzo Patents is asserted based on Licensed Luminex Products against Luminex, its Affiliates, customers, licensees, partners, distributors, manufacturers, suppliers, vendors, contractors, resellers, or users after the Effective Date; and Enzo reserves the right to raise any and all claims and defenses in opposition.

2.9 Limited Standstill. Each Party agrees that it shall not, and that it shall cause each of its Affiliates and representatives not to, file or otherwise bring any action or lawsuit alleging patent infringement against the other Party for a period of two (2) years after the Effective Date of this Agreement or until the termination of this agreement, whichever is earlier (“Standstill Period”). Nothing in this Section 2.9 shall enlarge or otherwise modify the licenses, releases, or covenants set out in this Agreement. The foregoing provision is personal to the Parties, is non-assignable, and does not apply to any other Person. Further, it shall not prevent either Party from engaging in discussions with the other Party or any other Person regarding the licensing of its patents or from enforcing its patents against any Person other than a Party. During this Standstill Period, any patent infringement claim that one Party has against the other shall be tolled and any damages will accrue and be recoverable to the full extent permitted by 35 U.S.C. § 286. For clarity, nothing shall prevent the Parties from seeking damages after the Standstill Period terminates for patent infringement occurring during the Standstill Period (unless subject to any of the covenants not to sue set forth in Section 2.3, 2.5 or 2.6). If either Party violates this Standstill agreement, the other Party shall be free to immediately end the Standstill Period. If a complaint for patent infringement is filed after expiration of the Standstill Period, no party may rely on the Standstill Period as a basis for any claim, counterclaim, or defense, including without limitation an assertion of laches. Notwithstanding the foregoing, a Party still may assert any claim, counterclaim, or defense available, including without limitation an assertion of laches, to the extent it does not specifically rely on the Standstill Period as a basis. For the avoidance of doubt, nothing in this provision or any other provision of this Agreement shall prevent either Party from intervening in patent litigation between the other Party and a Third Party based on any indemnity or other contractual obligation that either Party owes to such Third Party.

2.10 Acquisitions. The licenses, releases, and covenants set forth above shall exclude any products of another Person that is acquired (whether by merger, consolidation, share acquisition, or acquisition of all or substantially all assets or otherwise) by Luminex or its Affiliates on or after the Effective Date.

2.11 No Extinguishment Of Other Outstanding Royalty Obligations. For the avoidance of doubt, nothing in this Agreement shall operate to extinguish the obligation of any Person to pay royalties to Enzo arising from an obligation outside of this Agreement (including via contract, operation of law, judicial ruling, or otherwise).

2.12 No Other Rights. No rights or covenants are granted under any patents except as expressly provided herein, whether by implication, estoppel or otherwise. No right to grant covenants, rights, sublicenses, or to become a foundry for Third Parties is granted under this Agreement. The Parties agree that, except as expressly set forth herein, the licenses, releases and covenants set forth in this Agreement (including Section 2) expressly exclude any methods, systems, products, services and/or components of any Third Party. The Parties further agree that, except as expressly provided herein, this Agreement does not cut off Enzo’s rights to enjoin, control or extract royalties with respect to such Third Party’s methods, systems, products, services and/or components.

2.13 Modifications and Combinations In Manner Other Than Ordinary Course. No license or immunity is granted under this Agreement by Enzo, either directly or by implication, estoppel, or otherwise, to any Person acquiring Licensed Luminex Products for the modification or combination by such Person of Licensed Luminex Products with other items other than in an ordinary manner in the ordinary course of use of Licensed Luminex Products, or as specified by Sections 2.3, 2.5 and 2.6, or as otherwise permitted by the law of patent exhaustion.

SECTION 3: MONETARY CONSIDERATION

3.1 Payment. As partial consideration for this Agreement and the dismissal by Enzo of the Litigation against Luminex hereunder, Luminex agrees to pay to Enzo a total of seven million one hundred thousand U.S. Dollars ($7,100,000.00) (“Payment”), payable by Luminex to Enzo no later than ten (10) business days following the Effective Date of this Agreement in lawful money of the United States, in immediately available funds, by wire transfer to the following account:

3.2 Taxes / Costs. Each Party acknowledges that this Agreement may have U.S. federal and state tax (collectively, “Tax”) or other consequences, and that the Party is not relying on any other Party for advice, representations or communications as to any potential Tax or other consequences. This Agreement is enforceable regardless of its Tax or other consequences. The Parties agree that they shall bear their own costs and attorneys’ fees relating to or arising from the Litigation and to the documentation and negotiation of this Agreement.

3.3 Dismissal. Within three (3) court days after the payment of the consideration to Enzo under this Section 3 has cleared, the Parties shall cause their respective counsel to execute and file the stipulated motion in the form set forth in Exhibit A dismissing with prejudice all of Enzo’s claims and counterclaims against Luminex in the Litigation, dismissing without prejudice all of Luminex’s claims and counterclaims against Enzo in the Litigation. The Parties shall promptly proceed with any and all additional procedures needed to dismiss the Litigation as set forth above, with each Party to bear its own costs and attorneys’ fees. The Parties also agree to submit to the court appropriate stipulations and proposed orders for extensions of time for all due dates in the Litigation so that neither Party is required to incur unnecessary expenses in the Litigation between the Effective Date and the date the Litigation is dismissed. The Parties acknowledge and agree that this Agreement is enforceable according to its terms with respect to final dismissal of all claims and counterclaims in the Litigation.

3.4 No Admission of Liability. This Agreement is the result of a compromise and will not at any time be considered as an admission of liability or responsibility, or lack thereof, on the part of Enzo or Luminex. By entering into this Agreement, neither Luminex nor any of its Affiliates is conceding that it acted wrongfully in any fashion whatsoever. Except as expressly set forth in Section 3.1, Luminex and its Affiliates expressly deny that they are liable to Enzo in any way.

3.5 Full Settlement. The Parties agree that this Agreement is in full and complete settlement of the rights and obligations between the Parties in connection with the Litigation. This Agreement may be pleaded as a defense to any action, suit or claim and may be used as a basis for an injunction against any such action, suit, claim, or other proceeding of any type which may be prosecuted, initiated or attempted in violation of the terms hereof. A Party is entitled to recover from the other adverse party reasonable attorneys’ fees and other related legal expenses incurred in defending against any suit, action or claim brought or attempted by the other party in violation of the terms of this Agreement

SECTION 4: TERM AND TERMINATION

4.1 Term. The term of this Agreement shall commence upon the Effective Date and shall continue until the expiration of the enforceability period for the last-to-expire Enzo Patent, unless earlier terminated as set forth in Section 4.2 below.

4.2 Termination. If Luminex fails to make the payment set forth in Section 3.1 in the time frame required by Section 3.1, then Enzo may terminate this Agreement immediately upon further written notice to that effect and the license, releases, and covenants granted by Section 2 of this Agreement shall immediately terminate, be deemed null and void ab initio, and be of no force and effect. Once the payment set forth in Section 3.1 is made, this Agreement (including the licenses, releases and dismissals in this Agreement) will be irrevocable and non-terminable except by written agreement of all of the Parties.

SECTION 5: ASSIGNMENT

5.1 Assignment. The license and other rights granted by Enzo in this Agreement are personal to Luminex. Except as expressly permitted in this Section, Luminex may not assign, delegate, or otherwise transfer this Agreement or any license or rights hereunder without the prior written consent of Enzo. The limitations on assignment set forth in Section 5 do not apply to a strictly internal reorganization of a Party (re-incorporation or the like). Any other purported assignment, delegation, or transfer without the prior written consent of Enzo (except as expressly permitted in this Section 5) will be null and void ab initio and without effect. Nothing herein expressed or implied will give or be construed to give any Person who is not a Party any legal or equitable rights hereunder.

5.2 Permitted Assignment by Luminex. Notwithstanding the provisions of Section 5.1, Luminex may assign its rights under this Agreement, in whole or in part, without Enzo’s prior written consent, to a Person that acquires all or substantially all of Luminex’s business; provided, however, that (1) this Agreement may not be assigned to multiple Persons; (2) any such assignment of rights will not extend to products or services of the acquiring Person that pre-existed the acquisition (or natural evolutions or extensions thereafter); (3) any such assignment of rights shall not relieve the acquiring Person from any obligations that such Person may have under this Agreement; and (4) Luminex obtains from the acquiring Person a written agreement to be bound by the terms and conditions of this Agreement and furnishes the same to Enzo. In the event that Luminex does not continue to exist as a distinct operating entity (such as a wholly-owned subsidiary) after the acquisition, the rights of Luminex hereunder so assigned only extend to Licensed Luminex Products existing as of the date of the acquisition and natural evolutions of Licensed Luminex Products created after the date of the acquisition, and will not otherwise extend to any products, services or activities of the acquiring Person prior to, on or after the date of the acquisition. The releases and covenants provided by Luminex and its Affiliates shall run with the rights being assigned or transferred and shall be binding on any permitted successors-in-interest, transferees, or assigns thereof. For avoidance of doubt, any such assignment of rights will not extend to any Third Party products or services existing prior to the time of acquisition or natural evolutions or extensions thereafter. Any purported assignment, delegation, or transfer under Section 5.2 that does not comply with the foregoing will be null and void ab initio and without effect.

5.3 Further Restriction on Assignment by Luminex. Notwithstanding the provisions of Sections 5.1 and 5.2, in no event may this Agreement or any licenses or rights hereunder be assigned, delegated, or otherwise transferred without Enzo’s prior written consent to any of the following: Abbott Laboratories; Abbott Molecular, Inc.; Affymetrix, Inc.; Agilent Technologies, Inc.; Becton, Dickinson and Company; Becton, Dickinson Diagnostics, Inc.; Geneohm Sciences, Inc. (now part of Becton Dickinson); Gen-Probe, Inc. (now part of Hologic, Inc.); Hologic, Inc.; Illumina, Inc.; Life Technologies Corporation (now part of Thermo Fisher Scientific, Inc.); Roche Molecular Systems, Inc. (part of Hoffmann-La Roche AG); Roche Diagnostics Corporation (part of Hoffmann-La Roche AG); Roche Diagnostics Operations Inc. (part of Hoffmann-La Roche AG); Roche Nimblegen, Inc. (part of Hoffmann-La Roche AG); and Siemens Healthcare Diagnostics, Inc.; or their respective Affiliates, so long as any patent infringement litigation concerning the Licensed Enzo Patents remains pending between Enzo and the respective aforementioned entity (or any Affiliate thereof). For the avoidance of doubt, a Third Party’s acquisition of Luminex by stock purchase, reverse triangular merger, or similar transaction does not constitute an assignment of the Agreement by Luminex where Luminex continues to exist as a distinct operating entity (for example, as a wholly-owned subsidiary) after the acquisition and does not expressly assign the Agreement to any other entity, provided that the licenses, covenants, and releases granted herein shall extend only to Licensed Luminex Products existing as of the date of the acquisition and natural evolutions of Licensed Luminex Products created by the Luminex distinct operating entity after the date of the acquisition, and will not otherwise extend to any products, services or activities of the acquiring Third Party prior to, on or after the date of the acquisition.

5.4 Permitted Assignment by Enzo. All license rights and covenants contained herein shall run with the Licensed Enzo Patents and Enzo Patents, as such categories apply herein to the license rights and covenants contained in Sections 2.1 through 2.6, inclusive, and shall be binding on any successors-in-interest or assigns thereof. Any assignment of any of the Licensed Enzo Patents and Enzo Patents to any other Person shall be subject to this Agreement.

SECTION 6: MISCELLANEOUS PROVISIONS

6.1 Representations.

6.1.1 Enzo Representations. Enzo represents and warrants that: (i) as of the Effective Date, Enzo and/or its Affiliates own the Enzo Patents, including the Licensed Enzo Patents, do not jointly own any of the Enzo Patents with any other Person, and have the right to grant the license, releases and covenants with respect to the Enzo Patents, including the Licensed Enzo

Patents, of the full scope set forth herein; (ii) as of the Effective Date, it has not assigned or otherwise transferred to any other Person any rights to the Enzo Patents or Licensed Enzo Patents that would prevent Enzo from conveying the full scope of rights set forth herein and has not filed any suit or proceeding against Luminex or any Affiliate except as referenced and released herein; (iii) the person executing this Agreement on behalf of Enzo has the full right and authority to enter into this Agreement on Enzo’s behalf; and (iv) apart from its contentions against Luminex concerning the Patents-in-Suit, as of the Effective Date of this Agreement, and without having undertaken any specific investigation in connection with this representation, Enzo and its Affiliates are not aware of any other intellectual property claim owned or controlled by Enzo or its Affiliates that is currently infringed by Luminex and/or its Affiliates and that Enzo and its Affiliates have no intention as of the Effective Date to assert any known intellectual property claims against Luminex and/or its Affiliates.

6.1.2 Luminex Representations. Luminex represents and warrants that: (i) as of the Effective Date, Luminex has the right to grant the releases and covenants of the full scope set forth herein; (ii) the person executing this Agreement on behalf of Luminex has the full right and authority to enter into this Agreement on Luminex’s behalf; and (iii) as of the Effective Date, Luminex has produced discovery in the Litigation sufficient to identify which, if any, of the following Persons Luminex has provided Microspheres, MagPlex Microspheres, xTAG technology, xMAP technology, FlexScript LDA technology, MultiCode technology, NxTAG and ARIES assays, microsphere products to which nucleic acids are or may be attached, Luminex’s MultiCode isobase chemistry, or assays performed using Luminex’s ARIES DNA/RNA extraction cassettes on Luminex’s ARIES instruments (as reflected in, for example, Luminex’s ARIES HSV 1&2 technology), to any of the following entities: Affymetrix, Inc.; Agilent Technologies, Inc.; Becton, Dickinson and Company; Becton, Dickinson Diagnostics, Inc.; Geneohm Sciences, Inc. (now part of Becton Dickinson); Gen-Probe, Inc. (now part of Hologic, Inc.); Hologic, Inc.; Illumina, Inc.; Life Technologies Corporation (now part of Thermo Fisher Scientific, Inc.); Roche Molecular Systems, Inc. (part of Hoffmann-La Roche AG); Roche Diagnostics Corporation (part of Hoffmann-La Roche AG); Roche Diagnostics Operations Inc. (part of Hoffmann-La Roche AG); Roche Nimblegen, Inc. (part of Hoffmann-La Roche AG); and Siemens Healthcare Diagnostics, Inc.

6.1.3 Disclaimer of Representation. Nothing in this Agreement shall be construed as (i) a representation or warranty by Enzo as the scope, validity, or enforceability of any patent; (ii) a representation or warranty that the manufacture, use, or sale of any products will not utilize or infringe any intellectual property rights; and (iii) any obligation by Enzo to pay annuities or otherwise maintain any patents in force in any country.

6.2 Confidentiality. From and after the Effective Date, neither Party shall disclose the existence or terms of this Agreement except:

6.2.1 with the prior written consent of the other Party;

6.2.2 to any governmental body having jurisdiction and specifically requiring such disclosure;

6.2.3 in response to a valid document request or subpoena or as otherwise may be required by law, legal process or order of a court, provided a protective order is in place that limits disclosure of such information to outside counsel only and the disclosing Party provides the other Party with written notice at least ten (10) business days prior to disclosure to permit the other Party the opportunity to object and/or to seek a court-entered protective order or comparable court-ordered restriction, and shall reasonably cooperate with the other Party in its efforts to obtain that protective order and take all other reasonable actions in an effort to minimize the nature and extent of such disclosure and obtain confidential treatment to the extent available;

6.2.4 for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission (expressly including, but not limited to, Form 8K disclosures), or any other filings, reports or disclosures that may be required under applicable laws or regulations;

6.2.5 to a Party’s accountants, legal counsel, tax advisors and other financial and legal advisors and other professional advisors in their capacity of advising the party in such matters, subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein;

6.2.6 with obligations of confidentiality at least as stringent as those contained herein, to a counterparty in connection with a proposed merger, acquisition, financing or similar transaction;

6.2.7 in connection with tax audits or to fulfill its corporate financial reporting obligations under GAAP;

6.2.8 with obligations of confidentiality at least as stringent as those contained herein, by any Party and its Affiliates as required to enforce this Agreement or establish rights hereunder;

6.2.9 to officers, key shareholders and/or employees with a need to know, attorneys, accountants and directors, who are under obligations of confidentiality (which may include professional responsibility obligations) at least as stringent as those contained herein;

6.2.10 to its Affiliates who are similarly bound by this Agreement or under obligations of confidentiality at least as stringent as those contained herein; and

6.2.11 to Third Parties who make, sell, offer to sell, import or distribute a Licensed Luminex Product or who make, sell, or offer to sell a Covered Third Party Accused Product, and who have a need to know, under obligations of confidentiality at least as stringent as those contained herein.

Notwithstanding anything else in this Agreement to the contrary, a Party may also disclose to anyone any information that is publicly available, through no breach by any Party of the confidentiality obligations hereunder.

6.3 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or, if dispatched by prepaid air courier, with package tracing capabilities or by registered or certified airmail, postage prepaid, addressed as follows:

If to Enzo:

Dr. Elazar Rabbani

Enzo Life Sciences, Inc.
527 Madison Avenue
New York, NY 10022

Copy to (which does not constitute notice):

Michael Stadnick

Desmarais LLP

230 Park Avenue

New York, NY 10169

If to Luminex:

General Counsel
Luminex Corporation

12212 Technology Blvd. Austin, TX 78727

Austin, TX 78727

Copy to (which does not constitute notice):

John Guaragna

DLA Piper LLP (US)

410 Congress Ave, Suite 2500

Austin, TX 78701

Such notices shall be deemed to have been served when received by addressee. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.

6.4 Publicity. Neither Party will issue a press release or any other public announcement regarding this Agreement or the settlement of the Litigation unless the other Party provides prior consent in writing. Notwithstanding the foregoing and Section 6.2 above, upon inquiry either Party may state that Enzo and Luminex have entered into a settlement agreement.

6.5 Governing Law / Jurisdiction. This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of Delaware, without reference to conflict of laws principles. Enzo and Luminex agree (a) that all disputes and litigation regarding this Agreement, its construction and matters connected with its performance be subject to the exclusive jurisdiction of the state and federal courts in the District of Delaware (the “Court”), and (b) to submit any disputes, matters of interpretation, or enforcement actions arising with respect to the subject matter of this Agreement exclusively to the Court. The Parties hereby waive any challenge to the jurisdiction or venue of the Court over these matters.

6.6 Sophisticated Parties Represented by Counsel. The Parties each warrant and represent that (i) they are sophisticated parties represented at all relevant times during the negotiation and execution of this Agreement by counsel of their choice, and that they have executed this Agreement with the consent and on the advice of such independent legal counsel; (ii) they and their counsel have determined through independent investigation and robust, arm’s-length negotiation that the terms of this Agreement shall exclusively embody and govern the subject matter of this Agreement; (iii) they investigated the facts pertinent to this Agreement as they deemed necessary; (iv) no other Person or Party, nor any agent or attorney of a Party, made any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter of this Agreement to induce them to execute this Agreement; (v) they have not executed this Agreement in reliance on any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter of this Agreement; and (vi) they have not executed this Agreement in reliance on any promise, representation or warranty not contained herein. The Parties included this paragraph to preclude any claim that any Party was fraudulently induced to execute this Agreement and to preclude the introduction of parol evidence to vary, interpret, supplement or contradict the terms of this Agreement.

6.7 Bankruptcy. The Parties acknowledge and agree that all rights and licenses granted by Enzo under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that, notwithstanding anything else in this Agreement, Luminex and its Affiliates, as the licensee of such intellectual property rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code (including, without limitation, a Luminex and its Affiliates’ right to the continued enjoyment of the rights and licenses granted by Enzo under this Agreement). Notwithstanding the foregoing, this Agreement shall be deemed and treated as an executory contract under Section 365 of the Bankruptcy Code and is subject to the restrictions on assumption and assignment in section 365(c). Further, this provision shall not alleviate or contravene the restrictions on assignments and acquisitions set forth in this Agreement.

6.8 No Laundering. The Parties understand and acknowledge that the licenses, releases, and covenants granted to Luminex and its Affiliates by Enzo hereunder are intended to cover only the bona fide products or services of Luminex and its Affiliates and are not intended to cover patent laundering activities (i.e., activities that are undertaken solely for the purpose of improperly extending licensed rights to cover any activity of any third party acting outside the scope of Luminex’s or its Affiliates’ licensed activities). The Parties further agree that a purchase of a product from a supplier and resale of such product in substantially the same form back to the same suppler is not licensed under this Agreement. Nothing in this Agreement shall be construed to license sham sales or sham service contracts executed by Luminex or any of its Affiliates with any third party solely for the purpose of improperly extending licensed rights to cover any activity of any third party acting outside the scope of Luminex’s (or its Affiliates’) licensed activities.

6.9 Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.

6.10 Entire Agreement. The Parties hereby agree that (i) this is an enforceable agreement; (ii) this Agreement constitutes the entire and only understanding of each of them with respect to the subject matter of the Agreement, and merges, supersedes and cancels all previous agreements and understandings, whether oral or written, with respect to the subject matter of the Agreement; (iii) no oral explanation or oral information by any Party hereto shall alter the meaning or interpretation of this Agreement; (iv) the terms and conditions of this Agreement may be altered, modified, changed or amended only by a written agreement that identifies itself as an amendment to this Agreement and is executed by duly authorized representatives of Enzo and Luminex; (v) the language of this Agreement has been approved by counsel for each of them, and shall be construed as a whole according to its fair meaning; and (vi) none of the them (nor their respective counsel) shall be deemed to be the draftsman of this Agreement in any action which may hereafter arise with respect to the Agreement.

6.11 Modification; Waiver. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

6.12 Construction; Language. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The headings in this Agreement will not be referred to in connection with the construction or interpretation of this Agreement. This Agreement is in the English language only, which language shall be controlling in all respects, and all notices under this Agreement shall be in the English language.

6.13 Counterparts. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures or other electronic means and such signatures shall be deemed to bind each Party as if they were original signatures.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

Enzo Life Sciences, Inc.

By:

Name:	ELAZAR RABBANI

Title:	CEO

Date:	JUL 2 2015

Luminex Corporation

By:

Name:

Title:

Date:

IN WITNESS WHEREOF, Abbott Laboratories and Abbott Molecular Inc., as beneficiaries of the limited release in section 2.4 and limited covenant in section 2.5, have caused this Agreement to be signed below by their duly authorized officer(s).

By:

Name:

Title:

Date:

facsimile signatures or other electronic means and such signatures shall be deemed to bind each Party as if they were original signatures.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

Enzo Life Sciences, Inc.

By:

Name:

Title:

Date:

Luminex Corporation

By:

Name:	Harriss T. Currie

Title:	Senior Vice President, Chief Financial Officer

Date:	7.2.2015

IN WITNESS WHEREOF, Abbott Laboratories and Abbott Molecular Inc., as beneficiaries of the limited release in section 2.4 and limited covenant in section 2.5, have caused this Agreement to be signed below by their duly authorized officer(s).

By:

Name:

Title:

Date:

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

ENZO LIFE SCIENCES, INC.,	)
)
Plaintiff,	)	Civil Action No. 12-cv-274-LPS
)
v.	)	JURY TRIAL DEMANDED
)
ABBOTT LABORATORIES AND	)
ABBOTT MOLECULAR INC.,	)
)
Defendants,	)
)
and	)
)
LUMINEX CORPORATION

Intervening Defendant.

STIPULATION AND ORDER OF DISMISSAL CONCERNING LUMINEX CORPORATION

Pursuant to Federal Rule of Civil Procedure 41(a)(l)(A)(ii), Plaintiff Enzo Life Sciences (“Enzo”), Inc. and Defendant Luminex Corporation (“Luminex”), having settled their disputes in this action, hereby stipulate as follows:

(1) Enzo hereby dismisses with prejudice all claims, counterclaims, and causes of action asserted by Enzo against Luminex in this action;

(2) Luminex hereby dismisses without prejudice all claims, counterclaims, and causes of action asserted by Luminex against Enzo in this action; and

(3) Each side shall bear its own costs, expenses, and attorneys’ fees.

Dated:                   , 2015

FARNAN LLP

/s/

Brian E. Farnan (Bar No. 4089)

FARNAN LLP

919 N. Market Street

12th Floor

Wilmington, DE 19801

(302) 777-0300 (Tel)

(302) 777-0301 (Fax)

bfarnan@farnanlaw.com

Counsel for Plaintiff Enzo Life Sciences, Inc.

Of Counsel:

John M. Desmarais (admitted pro hac vice)

Michael P. Stadnick (admitted pro hac vice)

DESMARAIS llp

230 Park Avenue

New York, NY 10169

(212) 351-3400 (Tel)

(212) 351-3401 (Fax)

jdesmarais@desmaraisllp.com

mstadnick@desmaraisllp.com

DLA PIPER LLP (US)

/s/

Denise S. Kraft (Bar. No. 2778)

DLA PIPER LLP (US)

919 N. Market Street, Suite 1500

Wilmington, DE 19801

(302) 468-5700 (Tel)

denise.kraft@dlapiper.com

Counsel for Defendant Luminex Corporation.

Of Counsel:

Stanley J. Panikowski

DLA PIPER LLP (US)

401 B Street, Suite 1700

San Diego, CA 92101

(619) 699-2643 (Tel)

stanley.panikowski@dlapiper.com

SO ORDERED this                                                    day of                                                   , 20                 .

The Honorable Leonard P. Stark

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

ENZO LIFE SCIENCES, INC.,	)
)
Plaintiff,	)	Civil Action No. 12-cv-274-LPS
)
v.	)	JURY TRIAL DEMANDED
)
ABBOTT LABORATORIES AND	)
ABBOTT MOLECULAR INC.,	)
)
Defendants,	)
)
and	)
)
LUMINEX CORPORATION

Intervening Defendant.

STIPULATION AND ORDER OF DISMISSAL CONCERNING ABBOTT
LABORATORIES AND ABBOTT MOLECULAR INC.

Pursuant to Federal Rule of Civil Procedure 41(a)(l)(A)(ii), Plaintiff Enzo Life Sciences (“Enzo”), Inc. and Defendants Abbott Laboratories And Abbott Molecular Inc., (collectively, “Abbott”), having partially settled their disputes in this action, hereby stipulate as follows:

(1) Enzo hereby dismisses with prejudice all claims, counterclaims, and causes of action asserted by Enzo for U.S. Patent No. 7,064,197 (“the ‘197 patent”), against Abbott in this action;

(2) Abbott hereby dismisses without prejudice all claims, counterclaims, and causes of action for the ‘197 patent asserted by Abbott against Enzo in this action; and

(3) Each side shall bear its own costs, expenses, and attorneys’ fees with respect to the claims and counterclaims dismissed in (1) and (2).

Dated:                , 2015

FARNAN LLP	XXXX

/s/	/s/

Brian E. Farnan (Bar No. 4089)
FARNAN LLP
919 N. Market Street
12th Floor
Wilmington, DE 19801
(302) 777-0300 (Tel)
(302) 777-0301 (Fax)
bfarnan@farnanlaw.com

Counsel for Plaintiff Enzo Life Sciences, Inc.

Of Counsel:

John M. Desmarais (admitted pro hac vice)
Michael P. Stadnick (admitted pro hac vice)
DESMARAIS llp
230 Park Avenue
New York, NY 10169
(212) 351-3400 (Tel)
(212) 351-3401 (Fax)
jdesmarais@desmaraisllp.com
mstadnick@desmaraisllp.com

XXX (Bar. No. ) Counsel for Abbott Laboratories And Abbott Molecular Inc. Of Counsel: James F. Hurst james.hurst@kirkland.com Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 (312) 862-2000

SO ORDERED this                                     day of                                                 , 20         .

The Honorable Leonard P. Stark